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                                                                    Exhibit 10.7

[State Street Logo]                          State Street Bank and Trust Company
                                             Hong Kong Branch
                                             32nd Floor, Two Exchange Square
                                             8 Connaught Place, Central
                                             Hong Kong

                                             Tel : 2840 5388
                                             Telex: 62594 STATE HX
                                             Fax : 2840 5453

June 11, 1997

Toymax Inc./Tai Nam Industrial Co. Ltd.
Units A & B, 3rd Floor, CDW Building
382-392 Castle Peak Road, Tsuen Wan
New Territories

Attention: Mr. David Chu, President

Dear David,

Re: Factoring-Cum-Financing Facility and Trade Facility

This offer letter supersedes our previous one to you dated June 10, 1997.

We are pleased to advise that State Street Bank & Trust Company, Hong Kong Branch (the "Bank"), subject to the terms and conditions set out below, has increased the line of credit ("Credit Facilities") to US$26,000,000 (United States Dollar Twenty-Six Million Only) for the use of Toymax Inc., Tai Nam Industrial Co. Ltd., and/or Toymax (HK) Ltd. The Credit Facilities are available in the amounts and for the purposes detailed below with the understanding that the total usage of the Credit Facilities at any one time is not to exceed US$26 Million or its foreign currency equivalent.

For Toymax Inc.

Sublimit (I): Factoring-Cum-Financing Facility:

A short-term Advance Facility of up to US$25 Million against 70% of Toymax Inc.'s eligible accounts receivable factored by Congress Talcott Corporation ("CTC").

Pricing:           Advance                     - Prime + 1/2% per annum
                   Factoring Collection        - 1/16% flat

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[State Street Logo]

Sublimit (II): Inventory Financing Facility:

A short-term Advance Facility of up to US$5 Million against 50% of Toymax Inc.'s current season inventory. All loan outstanding hereunder has to be fully repaid by September 15, 1997.

Pricing:            Advance - Prime + 1/2% per annum

Total loans made to Toymax Inc. shall not exceed US$25 Million.

Security:

1. Assignment of factoring proceeds in favour of the Bank under a Three-Party Agreement executed by Toymax Inc., CTC and the Bank.
2. First lien and UCC filing on Toymax Inc.' accounts receivable and inventory.
3. A dilution reserve account is to be established. Each month, an amount equivalent to 12% of the collection proceeds net of chargebacks for the month, is to be deposited into the account. For the months of December 1997 and January 1998, an additional US$1 Million per month should be credited to said account. Total reserve amount shall not exceed US$6 Million. Release of the reserve will be discussed later.

Guarantee:

1. Joint and several personal guarantee of David Chu, Steven Lebensfeld and Harvey Goldberg.
2. Corporate guarantee of Tai Nam Industrial Co. Ltd., Tai Nam Industrial Co., Jauntiway Investments Ltd., Concentric Toys Ltd., and Toymax (HK) Ltd.
3. Subordination Agreements signed by David Chu, Steven Lebensfeld and Harvey Goldberg.
4.    Subordination of David Chu's shareholder loan to Tai Nam Industrial Co.
      Ltd.

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5.    Cross corporate guarantee executed by Toymax Inc., Toymax (HK) Ltd., Tai
      Nam Industrial Co. Ltd., Tai Nam Industrial Co., Jauntiway Investments Ltd. and Concentric Toys Ltd.

Other Conditions:

1.    Periodic audit on the books and records of Toymax Inc.
2. Toymax Inc. and all corporate guarantors should provide the Bank with audited annual financial statements within 180 days after the respective fiscal year-end and unaudited quarterly statements within 90 days after the quarter-end.
3. All inventory advance has to be backed by at least the same amount of confirmed, CTC-approved purchase orders.
4. All out-of-pocket expenses, including all legal and audit fees, shall be borne by Toymax Inc.

For Tai Nam Industrial Co. Ltd. and/or Toymax (HK) Ltd.

Sublimit (III): Trade Facilities

A US$1 Million line of credit for opening back-to-back letters of credit and negotiating export bills with discrepancies under a letter of guarantee.

Pricing:    Bills Collection  -     1/8% flat

            Bills Interest    -     Prime + 3/4% per annum

            Others            -     As per the Bank's standard fee schedule.

Security/Guarantee:

Personal guarantee of David Chu.

Cancellation:

The Credit Facilities, which are subject to review at least once annually, are cancellable at any time by the Bank at its sole discretion without prior notice to your companies. Upon cancellation, all of your companies obligations to the Bank, whether actual, future or contingent, will be due and payable.

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Acceptance:

Please review and indicate your acceptance of the Credit Facilities by signing and returning the duplicate copy of this letter together with resolutions of the Board of Directors of Toymax Inc., Toymax (HK) Ltd., Tai Nam Industrial Co. Ltd., Tai Nam Industrial Co., Jauntiway Investments Ltd. and Concentric Toys Ltd.

I would like to take this opportunity to thank you for the past business and we look forward to a continuous excellent business relationship in the years ahead.

Yours truly,


/s/ Karen Chen
---------------------------
Karen Chen
Assistant Vice President


                                   On behalf of
Agreed & Accepted By:              Toymax (HK) Limited


                                   /s/ Chu K. Kwan
                                   ---------------------------
                                   Authorized Signature


/s/ Chu K. Kwan
---------------------------        ---------------------------
Toymax Inc.                        Toymax (HK) Ltd.


Tai Nam Industrial Co. Ltd.


/s/ Chu K. Kwan
---------------------------
       Authorized Signature
Tai Nam Industrial Co. Ltd.